CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE


     This Confidential Settlement Agreement and Release ("Agreement") is made and entered into between Stephen D. Hayter, 7025 E. Stone Raven Trail, Scottsdale, Arizona 85262, and Empyrean Bioscience, Inc., 2238 West Lone Cactus Drive, Suite 200, Phoenix, Arizona 85027, this 31st day of December, 1999.

     WHEREAS, Stephen D. Hayter ("Hayter") has been employed by Empyrean Bioscience, Inc. (the "Company");

     WHEREAS, Hayter has decided to resign from the Company;

     WHEREAS, Hayter and the Company have reached an agreement regarding Hayter's resignation upon the terms and subject to the conditions set forth in this Agreement.

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, Hayter and the Company agree as follows:

          1. Hayter agrees to resign his positions as President and Chief Executive Officer and Chairman of the Board effective December 31, 1999 and to execute all documents necessary to effectuate same.

          2. Hayter agrees that his employment by the Company is concluded effective December 31, 1999. 1.

          3. The Company agrees to pay Hayter severance in an amount equivalent to twelve months pay, for a total payment of $180,000, less ordinary deductions for taxes and withholdings, which compensation includes payment for all unused accrued vacation, sick and personal days. Payment will be made in twenty-six
(26) consecutive, equal, biweekly installments mailed to Hayter on the same date when the Company customarily issues paychecks to its employees and shall be mailed to Hayter's home address, which Hayter shall allow the Company to designate as its place of business in Arizona beginning January 9, 2000 and
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ending  December 31, 2000.  The Company  commenced  issuing  checks to Hayter in
January, 2000 and all checks issued to Hayter, during 2000, including those issued prior to the date when Hayter signed this Agreement, constitute severance paid pursuant to this Agreement.

          4. The Company agrees to continue Hayter's current benefits package including company-sponsored group health and dental insurance (including prescription drug plan), at the Company's expense, for a period beginning January 1, 2000 and concluding December 31, 2000. Thereafter, Hayter may obtain health insurance coverage at his own expense. The Company is not subject to the Consolidated Omnibus Budget Reconciliation Act, the federal law known as "COBRA".

          5. The Company agrees to pay Hayter the sum of $2,400 as reimbursement for the cost of automobile lease payments incurred by Hayter. The foregoing reimbursement will be paid in a lump sum in a check mailed to Hayter at his home address on the Company's first occurring payday following expiration of the seven (7) day revocation period subsequent to the date when Hayter signs this Agreement.

          6. A schedule of Hayter's 1,351,045 vested incentive stock options and their prices is as follows:

  NUMBER OF
VESTED OPTIONS      DATE OF GRANT          EXPIRATION DATE      EXERCISE PRICE
--------------      -------------          ---------------      --------------
    175,000         September 6, 1996      September 6, 2000         0.38
    300,000         October 3, 1997        October 3, 2000           0.55
    450,000         April 28, 1998         April 28, 2001            0.95
    250,000         April 28, 1998         April 28, 2001            0.95
     21,197         February 5, 1999       February 4, 2009          0.38
    154,373         February 5, 1999       February 4, 2009          0.38
  =========
  1,351,045  Total Number of Vested Options as of December 31, 1999

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The Stock Option  Agreements and Stock Option  Certificates  between the Company and Hayter (collectively the "Option Agreements"), pursuant to which the foregoing options were granted, are hereby amended to provide that the expiration date for each of the vested options described above shall be the earlier to occur of: (a) the date which is twelve (12) months after Hayter ceases to be a director of the Company or (b) the first business day prior to the ten (10) year anniversary of the date of grant of such option. If a Registration Statement (as hereinafter defined) becomes effective and Hayter determines to exercise part or all of his vested options described above and to sell the shares which are issued upon exercise of such vested options (the "Option Shares"), Hayter hereby agrees to limit his sale of Option Shares, plus any other shares of the Company beneficially owned by Hayter, during any period of ninety (90) consecutive days following the effective date of the Registration Statement to not more than one percent (1%) of the issued and outstanding shares of the Company. As used herein, the term "Registration Statement" means a registration statement on Form S-8 which registers securities of the Company to be offered pursuant to its 1998 Empyrean Diagnostics, Ltd. Stock Plan (the "Stock Option Plan") as well as the reoffer or resale of such securities. The Company agrees to name Hayter as a selling shareholder in any reoffer prospectus which is prepared relating to the Registration Statement. Notwithstanding the provisions of Section 7 of this Agreement, the Option Agreements, as modified by this Agreement, remain in full force and effect according to their respective terms.

          7. In consideration of the payments and other benefits being provided to Hayter pursuant to this Agreement, Hayter, for himself and his heirs, executors, administrators and assigns, does hereby release, acquit and forever discharge Empyrean Bioscience, Inc., its successors, predecessors, affiliates, parent companies and past, present and future officers, directors, shareholders, employees, agents, attorneys and assigns and Richard C. Adamany and Bennett S.Rubin (hereinafter collectively referred to as "Employer") of and from any and

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all charges, claims, demands, damages, lawsuits, actions or causes of action, of any kind or description whatsoever, whether arising out of tort, contract or otherwise, in law or in equity, which Hayter now has, has had or may hereafter have against Employer (and/or its past, present and future officers, directors, shareholders, employees and agents) resulting from any matter whatsoever arising
in  connection  with  Hayter's  employment   relationship  with  Employer,   the
termination thereof and all past, present and future consequences, losses, negotiations, injuries, expenses (including attorneys' fees), and damages of any kind, nature or description relating thereto from the beginning of the world to the date of this Agreement. Hayter, for himself and for his heirs, executors, successors and assigns, does hereby further covenant and agree not to bring, commence, prosecute, maintain, continue to maintain or cause or permit to be brought, commenced, prosecuted, maintained or continued to be maintained, any suit, action or administrative proceeding, either at law or in equity, in any court or administrative body of the United States or in any state thereof or elsewhere with respect to any matter embraced within this release of claims, it being expressly understood that this release of claims and covenant not to sue specifically include, but are not limited to, all claims arising under the Civil Rights Act of 1866, the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act of 1990, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991 and the Family and Medical Leave Act of 1993, and all other federal or state laws governing employers and employees.

          8. ACKNOWLEDGMENT. By entering into this Agreement, and in connection with Hayter's release of claims and covenant not to sue set forth in the foregoing paragraphs, Hayter acknowledges that:

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          A.   Hayter is knowingly and voluntarily entering into this Agreement;

          B. Company and Employer are not admitting any liability or violation of any law, contract or other agreement;

          C. No promise or inducement has been offered to Hayter except as stated here and the benefits being provided to Hayter pursuant to this Agreement are more than that to which Hayter would otherwise be entitled;

          D. This Agreement is being executed by Hayter without reliance upon any statements by Company or Employer or their representatives concerning the nature or extent of any claims or damages or legal liability therefor;

          E. This Agreement has been written in understandable language, and all provisions hereof are understood by Hayter;

          F. Hayter has been advised in writing to consult with an attorney prior to executing this Agreement;

          G. Hayter has had a period of at least twenty-one (21) days within which to consider this Agreement before accepting the same and, by signing this Agreement earlier than 21 days following receipt of it, Hayter acknowledges that he has knowingly and voluntarily waived the 21 day period and has accelerated the date when he may begin receiving the severance payments following expiration of the revocation period referenced in Paragraph H; and

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          H.   Hayter  has the right to revoke  this  Agreement  for a period of
               seven  (7)  days  following  his  acceptance   hereof,  and  this
               Agreement shall not become effective or enforceable until such seven (7) day period has expired.

Should Hayter desire to revoke this Agreement, he must notify the Company in writing at 23800 Commerce Park Road, Suite A, Cleveland, Ohio 44122, prior to the close of business on the 7th day following the date when he signs this Agreement. In the event Hayter declines to accept the terms of this Agreement or, having accepted them, effectively revokes his acceptance thereof, this Agreement shall have no force or effect and neither its terms, nor any of the discussions of the parties relative to its negotiation shall be admissible in evidence in any proceeding brought by or on behalf of Hayter against Company and/or Employer.

          9. Hayter agrees not to issue any communication or statement, written, oral or otherwise, that disparages, criticizes or otherwise infers or reflects adversely or encourages adverse action against the Company and/or Employer and Hayter agrees not to take any action to injure or harm the Company or its reputation or business relationships. Hayter further agrees not to initiate discussions regarding matters pertaining to the Company with investors, analysts or shareholders and, in the event Hayter receives inquiries about the Company from any of the foregoing or from other curious or inquiring parties, Hayter agrees to refer all such inquires, including questions regarding his resignation, to the Company's investor relations agency and/or Richard Adamany and Hayter agrees that, in the course of referring such inquiries, any remarks or communications by Hayter shall be consistent with the Company's press release regarding his decision to accelerate his retirement.

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          10.  Hayter  further  agrees that he shall have no contact  whatsoever regarding any matter whatsoever with any parties related to International Bioscience Corporation, formerly known as Geda International Marketing Co., Ltd. (GIMCO), Geda International, S.A., Prevent-X, Inc., anyone associated with Mercury Technology, Inc., Optima Holding Co., Ltd. or Bioserv, Inc. and the litigation related thereto, any persons associated with The Alliance for
Microbicide   Development,   National  Institutes  of  Health  (NIH),   National
Institutes  of  Allergic  and  Infectious  Diseases  (NIAID),  the  Food  & Drug
Administration  (FDA)  including,   but  not  limited  to,  current  and  former
employees, consultants and independent contractors. Hayter understands and acknowledges that any communications he makes, however well-intentioned, are a violation of this paragraph of this Agreement and that the Company need not demonstrate any adverse impact arising from Hayter's communications before invoking its rights under paragraph 12 to cease payments to Hayter and demand repayment from Hayter of all sums paid pursuant to this Agreement.

          11. Hayter warrants that he has not disclosed the terms of this Agreement to date and he further agrees to keep confidential the terms of this Agreement and not publicize, disclose or discuss it or its terms with any person other than his attorney, spouse, financial advisor or accountant in this matter provided Hayter first informs such individuals of their obligation to keep that information confidential and obtains their assurance to do so. In the event Hayter is served with a subpoena or other legal process seeking or purporting to require disclosure of information which is prohibited by this Agreement, Hayter will provide Company with prompt written notice (describing the information being sought and the party seeking same) so that Company may seek a protective order or take other action to prevent or limit said disclosure and/or waive Hayter's obligation to comply with this provision of the Agreement. Pending the Company's receipt of notice from Hayter, Hayter will use all lawful means

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reasonably  available to him to resist  disclosing  the  information  which this
Agreement requires him to keep confidential.

          12. Hayter acknowledges and agrees that the Company's obligation to pay the settlement amounts and benefits set forth in paragraphs 3, 4 and 5 and to amend the Option Agreements as set forth in paragraph 6 is conditioned upon Hayter's compliance with this Agreement and Release, including, but not limited to the non-disparagement, nondisclosure and confidentiality provisions of paragraphs 9, 10 and 11. Hayter acknowledges that his agreements to comply with the provisions of paragraphs 9, 10 and 11 are material inducements for the Company to enter into this Agreement and Release and that any violation thereof shall be deemed to be a material breach of this Agreement and Release and that in such event the Company shall immediately be relieved of any further obligation pursuant to this Agreement or otherwise, and that the Company shall cease making any payments pursuant to paragraph 3 and that Hayter shall be liable to repay to the Company without deduction, any and all of the settlement amounts and benefits already paid to or on behalf of Hayter pursuant to paragraphs 3, 4 and 5 and that the provisions of paragraph 6 shall become void and the stock options listed in paragraph 6 shall revert to their original expiration dates. Upon notice to Hayter from the Company of any violation of the provisions of paragraphs 9, 10 and 11 of this Agreement, Hayter shall resign as a member of the Board of Directors immediately. Attached to this Confidential Settlement Agreement and Release is an undated Letter of Resignation which Hayter agrees to sign and deliver to the Company to hold in the event of a violation of the provisions of paragraphs 9, 10 and 11 of this Agreement and Release and Hayter acknowledges and understands that upon receiving notice from the Company of any such violation, the Company is authorized to date the Letter of Resignation and deliver it to the Chairman of the Board and the Board of Directors and thereby effectuate Hayter's resignation. Hayter further acknowledges that the Company shall be entitled to pursue any and all remedies

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available to it including,  but not limited to, filing suit,  seeking temporary, preliminary and permanent injunctive relief as well as money damages, an equitable accounting of all earnings, profits and other benefits arising from such violation and damages for defamation, breach of contract, and tortious interference with business relationships.

          13. The parties agree that this Agreement and Release may be specifically enforced in court and may be used in evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement and Release. In the event any claim, defense, action, suit or other proceeding is brought to interpret, enforce or obtain relief from a breach of this Agreement and Release, the prevailing party shall recover all such party's costs, expenses and attorneys fees incurred in each and every such claim, defense, action, suit or other proceeding, including any and all appeals or petitions from therefrom.

          14. In the event any provision of this Agreement and Release shall be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portion shall remain in full force and effect.

          15. This Agreement constitutes the entire understanding between Hayter and the Company with respect to the subject matter contained herein and it supersedes and replaces all prior understandings and agreements (both oral and written), except for the Stock Option Agreements and Stock Option Certificates referenced in paragraph 6 above. All prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superceded by, this Agreement and Release. No waiver of a provision or condition of this Release at any time shall be deemed a waiver of such provision or condition, or any other provision or condition, at any prior or subsequent time. This Agreement cannot be modified except by means of a written document signed by both Hayter and the Company.

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                                      ------------------------------------------
                                      Stephen D. Hayter

                                      ------------------------------------------
                                      Date (to be supplied by Stephen D. Hayter)

     SWORN TO and subscribed by Stephen D. Hayter before me, a Notary Public, on this ____ day of ______________, 2000.

                                      ------------------------------------------
                                      Notary Public


PLEASE SEND THE CHECKS TO ME AT THE FOLLOWING ADDRESS:

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